                                                                    EXHIBIT 10.4

                             CONSULTING AGREEMENT II

     This Consulting Agreement II (the "Agreement") is made and entered into on September lst, 1999 ("Effective Date") by and between IVAX Diagnostics, Inc., a Florida corporation having its principal place of business located at 4400 Biscayne Blvd., Miami, Florida 33137 (the "Company") and Mario Cossi, residing at Via Stesicoro 148, 00125 Roma, Italy (the "Consultant").

                                    Recitals
                                    --------

     WHEREAS, the Company is engaged in the business of researching, developing, manufacturing, marketing and selling medical diagnostic products;

     WHEREAS, Consultant has researched, investigated and otherwise developed an innovative line of automated instrumentation currently known as MAGO A and MAGO PLUS (collectively, the "MAGO"). Consultant is an expert in the field of medical diagnostic equipment and is conducting research and developing new instruments in the area of medical diagnostic field;

     WHEREAS, the Company and Consultant have previously entered into a Consulting Agreement dated December 12, 1994 ("Original Consulting Agreement");

     WHEREAS, the Company and Consultant are now entering into this Consulting Agreement II, for several purposes, including to terminate and supercede the Original Consulting Agreement;

     WHEREAS, the Company and Consultant have also previously entered into an Assignment and Royalty Agreement dated December 12, 1994, as amended ("Royalty Agreement");

     WHEREAS, the Company and Consultant have previously entered in an Amendment to Assignment and Royalty Agreement dated February 1, 1997, ("Amendment to Assignment and Royalty Agreement");

     WHEREAS, the Company and Consultant have simultaneously with the execution hereof entered into a Second Amendment to Assignment and Royalty Agreement with respect to the MAGO (Second Amendment to Assignment and Royalty Agreement");

     WHEREAS, the Royalty Agreement, the Amendment to Assignment and Royalty Agreement and Second Amendment to Assignment and Royalty Agreement are hereinafter collectively referred to as "Royalty Agreement";

     WHEREAS, the Company desires to engage the Consultant and the Consultant desires to provide consulting services to the Company and its affiliates with respect to the research, development and manufacturing of instruments and to provide hardware and software support for the MAGO, and Consultant wishes to perform such services, in accordance with the terms and conditions hereinafter set forth; and

     WHEREAS, in addition to the Company, the Consultant is consulting and assisting other companies, too;

     NOW, THREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound agree as follows:

1. Recitals. The foregoing recitals are true and correct and incorporated herein
   --------
by reference.

2. Original Consulting Agreement. The Company and Consultant acknowledge and
   -----------------------------
agree that as of the Effective Date, the Original Consulting Agreement is terminated and is superceded by Consulting Agreement II. The parties agree that all terms, conditions and obligations under the Original Consulting Agreement have been satisfied and there are no outstanding funds due. Provisions 3,5,6,7,8.4,8.5,9,12,13,14 and 20 shall survive the termination of the Original Consulting Agreement. The Consultant hereby releases the Company from any losses, claims, damages, fines, actions and suits in connection with the Original Consulting Agreement.

3. Engagement. Upon the terms and conditions set forth herein, the Company
   ----------
hereby engages the Consultant as consultant to the Company and its affiliates in connection with the research, development and manufacturing of new instruments and software in the medical diagnostic field (hereinafter "Instruments"). Consultant hereby accepts such engagement, upon the terms and subject to the conditions set forth in this Agreement and agrees to perform such services as are more fully described herein.

4. Services. In fulfillment of his engagement pursuant to this Agreement,
   --------
Consultant has consulted with and shall continue to consult with and assist the Company and its affiliates requested with respect to all stages of the formulation, research, development and manufacturing of the Instruments. Consultant shall consult with and assist the Company and its affiliates with hardware and software support for the MAGO. Consultant shall also provide such further services as the Company shall from time to time determine consistent with, the provisions hereof. In providing services to the Company, the Consultant shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform his duties under this Agreement. Consultant shall provide such services to the Company's affiliate, Delta

Biologicals, located in Pomezia - Roma. Consultant shall keep the president of Delta Biologicals updated on a regular basis as to the status of the services he is providing.

5. Representation and Warranties. The Consultant hereby represents and warrants
   -----------------------------
that: (a) Consultant is free to perform services for the Company and its affiliates and is not a party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to existing or previous employment containing confidentiality or noncompete covenants, which in the now or in the future could interfere with the full performance by the Consultant of his or her services under this Agreement, the exercise of his best efforts in the performance of his duties or may have a possibility of adversely affecting the business of the Company; (b) none of the data or information to be provided to Company by Consultant will violate any copyright or other intellectual property right of any third party.

6. Compensation. During the term of this Agreement, as compensation for the
   ------------
performance of services under this Agreement and the Consultant's observance and performance of all of the provisions of this Agreement shall be as follows,

(a) the Company shall pay to the Consultant, and the Consultant shall accept from the Company, cash compensation at the rate of $45,000 per year (the "Base Compensation") payable at the time the parties jointly agree and in consideration of the work performed during that period, and

(b) the Company shall grant the Consultant, effective as of the date of this Agreement, nonqualified stock options to purchase 40,000 shares of the Company's common stock, par value $1.00 per share, pursuant to and subject to the terms and conditions of such stock option plans as set forth on Exhibit "A" attached hereto and made a part hereof. Such options shall have a term of seven years and
shall become exercisable with respect to            of the shares subject to the
                                         ----------
options on each of the first                anniversary dates of this Agreement.
                             --------------
In order to induce the Company to grant stock options to Consultant, Consultant hereby represents to the Company that: (a) Consultant has adequate means of providing for his current needs and personal contingencies, and has no need now or in the foreseeable future to sell the Company's common stock which may be acquired upon the exercise of the stock options and that he has the financial liquidity to sustain a complete loss of his investment; (b) Consultant, or Consultant and his advisors together, possess such knowledge and experience in financial and business matters that Consultant is capable of evaluating the merits and risks of an investment in the Company; (c) Consultant is aware that the stock options received hereunder are non-transferable; (d) Consultant is aware that an investment in the Company's common stock is speculative in nature and involves a high degree of risk; (e) Consultant understands that no federal or' state agency has passed upon or made any recommendation or endorsement of an investment in the Company's common stock; and (f) prior to executing this Agreement, Consultant has consulted with his tax advisors as to the tax treatment of the stock options, if applicable, and any elections available to him under the Internal Revenue Code of 1954, as amended.

7. Noncompetition. The Consultant acknowledges that (1) as a result of
   --------------
Consultant's engagement under this Agreement, the Consultant will obtain knowledge of, and access to, Confidential Information, (2) the services to be provided under this Agreement are of a special character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages, and (3) the restrictions contained in thus Section are reasonably necessary to protect the interests of the Company and are not unreasonably restrictive of any personal right. In view of the unique value to the Company of the services of Consultant, Consultant covenants and agrees that so long as he performs services for the Company or its affiliates (whether or not such work shall be pursuant to this Agreement, the Royalty Agreement, or another written agreement) and for so long as he is paid royalties by the Company or its affiliates under the Royalty Agreement and for a period of three years thereafter, Consultant shall not, anywhere in the world, directly or indirectly, own, manage, operate, control, finance, or be connected with or have any interest in, or otherwise take part as a stockholder, director, officer, employee, agent, consultant, independent contractor or partner in, or otherwise provide services to, any person, firm, corporation or other entity not affiliated with the Company which is developing or sells a product or engaged in any business competitive with the Company or its affiliates which is competitive with the MAGO or any Instrument upon which Consultant has rendered services to the Company or its affiliates under this or any other agreement or which otherwise competes with the Company or its affiliates products.

The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of the provisions of this Section 7.

8. Confidentiality.
   ---------------

          (a) Confidential Information. The Consultant acknowledges that (1) as
              ------------------------
a result of Consultant's engagement under this Agreement, the Consultant will obtain knowledge of, and access to, proprietary and confidential information of the Company and its Affiliates, including, without limitation,(i) inventions, discoveries, trade secrets, know-how, technical information, systems, processes, methods, designs, manufacturing practices, specifications, models, formulae, prototypes, samples, laboratory and clinical testing results; (ii) financial and marketing information, business plans, financial condition or methods of operation of the Company and its affiliates, including any of its systems, processes, methods, products, services, discoveries, designs, inventions and manufacturing practices; (iii) marketing and sales data and techniques of the Company and its affiliates including the names and addresses of customers and suppliers, the source of leads, methods of obtaining new business and methods of product pricing; and (iv) any and all data, reports, records, diagrams, plans, drawings, compounds, notes, memorandum, projections, writings, recordings, representatives or reproductions in any form which Consultant may receive or have access to related to the Instruments as well as research and development projects, products or business of the Company and its affiliates, (collectively, the "Confidential Information"), (2) such information, even though it may be contributed, developed or acquired by the Consultant, constitutes valuable, special and unique assets of the Company developed at significant expense which are the exclusive property of the Company, (3) the restrictions on disclosure and use of Confidential Information set forth below are reasonable and necessary to protect the Company and its Affiliates and is not unreasonably restrictive of any personal rights, and (4) the Company would not enter into this Agreement without the assurance that all Confidential Information will be used for the exclusive benefit of the Company. Accordingly, the Consultant shall not, at any time, either during or subsequent to the term of this Agreement (A) use the Confidential Information, except in the performance of services under this Agreement, and (P) disclose to any Person, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and its Affiliates and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company; provided that the foregoing restrictions on use and disclosure shall not apply to any Confidential Information which: (i) at the time of disclosure can be demonstrated to be already known to Consultant as evidenced by written documents in the Consultant's possession, unless such Confidential Information is the subject of another confidentiality agreement with or other obligation of secrecy to the Company or another Person; (ii) at the time of disclosure or subsequent thereto is generally available to the public other than by an act or omission on the part of Consultant; (iii) is acquired from or made available by a third Person that is not bound by a confidentiality agreement with or other obligation of secrecy to the Company or another Person; or (iv) is required to be disclosed pursuant to an order of a court or governmental authority, provided that the Consultant gives the Company prompt written notice of any such requirement so that the Company may seek a protective order or other appropriate remedy and Consultant cooperates with the Company is obtaining such an order or other appropriate remedy.

     Consultant acknowledges that this restriction on disclosure of Confidential Information is reasonable and necessary to protect the goodwill of the Company and its affiliates and is not unreasonably restrictive of any personal rights.

          (b) Return of Confidential Information. Upon the termination of
              ----------------------------------
Consultant's engagement by the Company, the Consultant shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the Consultant's possession or control.

9. New Discoveries. (a). Any and all inventions, discoveries and technical data
   ---------------
(whether patentable or not), or the use or preparation thereof (i) resulting from or arising in connection with Consultant's services for the Company or its affiliates hereunder, and (ii) conceived, reduced to practice, or advanced by Consultant during the term of this Agreement, and which relate to the Ins urnens or products upon which Consultant has rendered services to the Company or its affiliates hereunder or under the Royalty Agreement or any research or other agreement, whether performed by or on behalf of Consultant or the Company or the affiliates, shall be the sole and exclusive property of the Company. Consultant shall promptly disclose to the Company any and all of such inventions, discoveries and technical data becoming known to Consultant as a result of or related to the performance of his duties hereunder and shall furnish to the Company in writing all relevant information with respect thereto. At the request of the Company, Consultant shall (i) execute, without charge to the Company, irrevocable assignments to the Company or its nominees, of Consultant's entire right, title and interest in and to such inventions, discoveries and technical data throughout the world, including, without limitation, all patent applications and patents relating thereto and all right to file, obtain and maintain such applications and patents, (ii) execute, without charge to the Company, any and all other documents necessary or desirable to permit the Company to file and maintain such patent applications and patents, and (iii) assist the Company in securing, defending and enforcing such rights. Consultant hereby binds not only himself but also his heirs, executors, administrators and legal representatives to execute all such documents and instruments and to do all acts which may be necessary or rewired by the Company, in order to carry into full force and effect the provisions of this section of the Agreement and to perfect title to said inventions, discoveries and patents in the Company, its successors and assigns. The provisions of this section shall survive the expiration or earlier termination of this Agreement.

     (b). Payments. In the event Consultant develops a new Instrument resulting
          --------
from or arising in connection with Consultant's services for the Company or its affiliates, in consideration of the sale, transfer and assignment to the Company or its nominee, of Consultant's rights to the new Instrument, Company agrees to pay Consultant $300 for each new Instrument sold or placed after the first unit is sold or placed at a customer's site. Such payments will continue for a period of three years or until the termination or expiration of this Agreement, whichever occurs first. The $300 payment may be increased to $500 if (a) the new Instrument is of equal or superior specifications with respect to the MAGO System currently being manufactured; (b) Less time versus projected time is required for the manufacturing of the first three prototypes; and (c) Lower cost versus projected cost is achieved for all components.

     (c). Market Sectors. In the event Consultant develops a new Instrument
          --------------
resulting from or arising in connection with Consultant's services for the Company or its affiliates, which is designated for use in market sectors that are different to that of the MAGO or other comparable systems, the Company agrees to discuss with the

Consultant, in good faith, bonus payment to Consultant on a mutually agreeable amount.

10. Remedies. The restrictions set forth in Sections 7 and 8 are considered by
    --------
the parties to be reasonable for the purposes of protecting the value of the business of the Company and its affiliates. The Consultant acknowledges that compliance by Consultant with the restrictions set forth in Sections 7 and 8 will not prevent Consultant from earning a livelihood. The Consultant acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or 8. Accordingly, the Consultant agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to injunctive and other equitable relief to secure the enforcement of these provisions, and shall be entitled to receive reimbursement from the Consultant for all attorneys' fees and expenses incurred by the Company in enforcing these provisions, should the Company prevail. If the Consultant breaches the covenant set forth in Section 8, the running of the noncompete period described therein shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of Sections 7, 8 and 9 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of Sections 7, 8 or 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 7, 8 or 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

11. Term and Termination.
    --------------------

          (a) Term. Subject to the earlier termination of this Agreement as
              ----
provided herein, the term of this Agreement shall commence as of this Agreement and shall continue for a period of three (3) years from that date.

          (b) Events of Termination. This Agreement may be terminated (i) by the
              ---------------------
mutual consent of the parties in writing, (ii) by the Company upon Consultant's death or permanent disability (as hereinafter defined), or for cause (as hereinafter defined), which termination shall except as otherwise provided herein, be effective immediately upon written notice from the Company, or (iii) by Consultant, in the event the Company fails to pay Consultant the consulting fee when due and payable as set forth in Section 6 hereof, which nonpayment continues for more than thirty (30) days after receiving written notice of such nonpayment form Consultant, such termination to be effective upon written notice to the Company after failure to cure or remedy such default. For the purposes of this Agreement, the term "permanent disability" shall mean the Consultant's inability to perform his duties under this Agreement for a period of 60 consecutive days, whether or not consecutive, in any twelve month period (the "Disability Period"), due to illness, accident or any other physical or mental incapacity, as reasonably determined in good faith by the Company.

          (c) Cause. For the purposes hereof, "cause" shall mean: (i) breach by
              -----
the Consultant of any material provision of this Agreement and failure to cure such breach within thirty (30) days after receiving written notice of such breach from the Company, such termination to be effective upon written notice to Consultant after failure to cure or remedy such breach; (ii) a willful refusal without justification by Consultant to follow good faith, lawful and reasonable directives of the Company consistent with the provisions hereof; (iii) negligence or willful misconduct of Consultant in connection with the performance of his duties under this Agreement; (iv) material neglect or material inattention by Consultant of or to his duties hereunder; (v) fraud, dishonesty, criminal conduct (as evidenced by the filing of any criminal action against the Consultant) or embezzlement by the Consultant; (vi) Consultant's misappropriation for personal use of assets or business opportunities of the Company; or (vii) any act or omission to act by Consultant which is harmful to the business interests, reputation or goodwill of the Company.

          (d) Effect of Termination. In the event of any termination under this
              ---------------------
Section 11, the Company shall have no further obligation under this Agreement or the Royalty Agreement, as amended, to make any payments to, or bestow any benefits on, the Consultant from and after the date of the termination, other than payments or benefits accrued and due and payable to her prior to the date of the termination.

          (e) Survive Termination. Notwithstanding anything to the contrary that
              -------------------
may be contained herein, in the event of any termination or expiration of this Agreement, the confidentiality provisions, the noncompete provision and the remedies provision and any other provisions which by their terms are to be performed or complied with subsequent to the expiration or other termination of this Agreement shall survive and continue in full force and effect. The termination of this Agreement for any reason shall be without prejudice to, and shall not effect, the right of either party to recover from the other any and all damages to which either may be entitled therefor, or any other rights of either in connection therewith, and such rights of both shall survive such termination.

12. Miscellaneous.
    -------------

          (a) Entire Agreement. This Agreement sets forth the entire
              ----------------
understanding of the parties and merges and supersedes any prior or contemporaneous agreements, negotiations, understandings, representations, statements, and writings between the parties pertaining to the subject matter hereof. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by each of the parties hereto.

          (b) Waiver. Failure of a party to enforce one or more of the
              ------
provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

          (c) Successors and Assigns. This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the Company and its successors and assigns. The obligations of Consultant are personal and may be performed only by him. Accordingly, Consultant shall not assign any or all of his interest in this Agreement with out the prior written consent of the Company, which consent may be arbitrarily withheld.

          (d) Additional Acts. The Consultant and the Company each agrees to
              ---------------
execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

          (e) Communications. All notices, requests, reports, demands and other
              --------------
communications (hereinafter collectively referred to as "correspondence") required or permitted under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of addresg shall be effective only upon receipt.

     To the Company:        IVAX Diagnostics, Inc.
                            4400 Biscayne Blvd.
                            Miami, Florida 33137
                            Attn: President
                            Facsimile:(305) 324-2385

     With a copy to:        IVAX Corporation
                            4400 Biscayne Blvd.
                            Miami, Florida 33137
                            Attn: General Counsel
                            Facsimile:(305) 575-6049

     To the Consultant:     Mario Cossi
                            Via Stesicoro 148
                            00125 Roma
                            Italy
                            Facsimile:

All notice periods provided in this Agreement shall be deemed to begin running
(i) in the case of notice by letter sent by air mail, on the date of registration of the letter; (ii) in the case of notice by facsimile, on the date when the communication is sent; and (iii) in the case of any other method of notice, on the date when the notice is actually received.

          (f) Severability. The provisions of this Agreement are severable, and
              ------------
the invalidity of any provision shall not affect the validity of any other provision. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability. If any court of competent jurisdiction determines that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties agree that said court in malting such determination may reduce the duration and scope of such provision or application to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

          (g) Governing Law. This Agreement shall be construed and the legal
              -------------
relations between the parties determined in accordance with the laws of lhe'State of Florida, U.S.A. The parties acknowledge that each has access to counsel during the course of negotiation of this Agreement, and therefore, that this Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing the Agreement to be drafted.

          (h) Jurisdiction: Venue. Any suit, action or proceeding against any
              -------------------
party with respect to this Agreement or any judgment entered by any court in respect of this Agreement may be brought in the courts of the State of Florida or in the United States District Court for the Southern District of Florida, and the parties hereto accept the nonexclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. In addition, the parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Florida was brought in an inconvenient forum.

          (i) Independent Contractor. Notwithstanding any provision contained
              ----------------------
herein to the contrary, it is understood and agreed that Consultant is an independent contractor and not an employee of the Company, and this Agreement shall not be deemed to create any relationship of partnership, agency or employment. Accordingly, Consultant shall have no right or authorization, express or implied, to assume or create any obligation on behalf of the Company. The parties intend that the relationship of the Consultant to the Company be that of an independent contractor. Except as otherwise required by law, payments to the Consultant shall be made free of withholding for federal, state and local taxes. The Consultant shall be responsible for all federal, state and local taxes relating to amounts received by him under this Agreement. Consultant agrees to indemnify and hold the Company harmless from and against any and all claims, costs, taxes, fines, penalties, expenses, attorneys' fees and court costs arising from any claim, action, suit or other proceeding resulting from a breach of this Section 11(i).

          (j) Publication. Consultant agrees that he will not publish any
              -----------
manuscript or other written document based upon information or data resulting from his performance of services hereunder for the Company, without the prior written consent of the Company.

          (k) Indemnification. Consultant hereby agrees to indemnify and hold
              ---------------
harmless Company, its affiliates and its directors, officers, employees and agents from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of Consultant contained in this Agreement; and (ii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing, The representations and warranties of Consultant set forth in this Agreement and the indemnification provisions hereof shall survive termination of this Agreement and shall continue in effect for as long as Company shall sell Instruments.

          (1) Captions. The captions of this Agreement are solely for the
              --------
convenience of reference and shall not affect its interpretation.

          (m) Counterparts. This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be considered to be an original.

     IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

IVAX DIAGNOSTICS, INC.                           CONSULTANT


By: /s/ Giorgio D'Urso                           By: /s/ Mario Cossi
    -------------------------                        ---------------------------
    Giorgio D'Urso, President                        Mario Cossi
    August 20/99